UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2013

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California	95742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 14, 2013, GenCorp Inc. (the “Company”) announced that the Company intends to offer, subject to market and other conditions, $460.0 million aggregate principal amount of Second-Priority Senior Secured Notes due 2021 (the “Notes”) in a private placement. The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of the Notes offering to fund, in part, the proposed acquisition of United Technologies Corporation’s Pratt & Whitney Rocketdyne business (the “Acquisition”) announced on July 23, 2012, and to pay related fees and expenses.

In connection with the private offering of the Notes, the Company is disclosing certain information to prospective investors in a preliminary offering memorandum dated January 14, 2013 (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing as Exhibit 99.1 certain information excerpted from the Preliminary Offering Memorandum consisting of (i) certain subsections of the section captioned “Offering Memorandum Summary,” (ii) certain subsections of the section captioned “Risk Factors,” (iii) the section captioned “Capitalization,” (iv) the section captioned “Unaudited Pro Forma Condensed Combined Financial Information,” (v) the section captioned “Selected Historical Consolidated Financial and Other Data—Rocketdyne Selected Historical Financial and Other Data,” and (vi) the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Rocketdyne.”

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

Item 8.01	Other Events.

Third Amendment to Credit Agreement

On January 14, 2013, the Company, with its wholly-owned subsidiary Aerojet-General Corporation as guarantor, executed an amendment (the “Third Amendment”) to the Second Amended and Restated Credit Agreement, as amended, with the lenders identified therein, and Wells Fargo Bank, National Association, as administrative agent. The Third Amendment, among other things, allowed for the Notes to be secured by a first priority security interest in the escrow account into which the gross proceeds of the Notes offering will be deposited pending the consummation of the Acquisition.

The description of the Third Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Press Release

On January 14, 2013, the Company issued a press release announcing the private offering of the Notes. A copy of the such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Credit Agreement, as amended, dated as of January 14, 2013, by and among GenCorp Inc., as Borrower, the Material Domestic Subsidiaries of the Borrower party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Information excerpted from the Preliminary Offering Memorandum

99.2	Press Release, dated January 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 14, 2013	GENCORP INC.

	By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Credit Agreement, as amended, dated as of January 14, 2013, by and among GenCorp Inc., as Borrower, the Material Domestic Subsidiaries of the Borrower party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Information excerpted from the Preliminary Offering Memorandum

99.2	Press Release, dated January 14, 2013